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Exhibit 3.81

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of
Incorporation—
Domestic Business Corporation

        In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

          1.     The name of the corporation is:

      SUBURBAN MEDICAL SERVICES, INC.

          2.     The location and post office address of the initial registered office of the corporation in this Commonwealth is:

      100 West State Street, Media, Delaware County, Pennsylvania

          3.     The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in and do any lawful act concerning all business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the Business Corporation Law of the Commonwealth of Pennsylvania.

          4.     The term for which the corporation is to exist is:

      Perpetual

          5.     The aggregate number of shares which the corporation shall have authority to issue is:

      50,000 Shares of common stock with par value of $10.00 per share

          6.     The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

NAME	ADDRESS	NUMBER AND CLASS OF SHARES
Ruth Gordon	214 North Jackson Street Media, Pennsylvania	One Share Common

        IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 1st day of September, 1976.

/s/ RUTH GORDON (SEAL) (SEAL) (SEAL)

STATEMENT OF CHANGE OF REGISTERED OFFICE
DSCB:15-1507/4144/5507/6144/8506 (Rev 90)

Indicate type of entity (check one):

☒ Domestic Business Corporation (15 Pa. C.S. § 1507)	☐ Foreign Nonprofit Corporation (15 Pa. C.S. §6144)
☐ Foreign Business Corporation (15 Pa. C.S. § 4144)	☐ Domestic Limited Partnership (15 Pa. C.S. § 8506)
☐ Domestic Nonprofit Corporation (15 Pa. C.S. § 5507)

        In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1.	The name of the corporation or limited partnership is Suburban Medical Services, Inc.
2.
The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a)	1635 Market Street,	Philadelphia,	PA	19103	Philadelphia County

		Number and Street	City	State	Zip	County
	(b)	c/o:	C.T. Corporation System Name of Commerical Registered Office Provider

For a corporation or limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.
3.	(Complete part (a) or (b)):
	(a)	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:
		148 W. State Street,	Kennett Square,	PA	19348,	Chester County

		Number and Street	City	State	Zip	County
	(b)	The registered office of the corporation or limited partnership shall be provided by:
c/o:

		Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.
4.	(Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.

        IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 10th day of June, 1996.

Suburban Medical Services, Inc. Name of Corporation/Limited Partnership
BY:	IRA C. GUBERNICK, ESQUIRE (Signature)
Title:	Corporate Secretary

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  Exhibit 3.81
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
STATEMENT OF CHANGE OF REGISTERED OFFICE DSCB:15-1507/4144/5507/6144/8506 (Rev 90)